Q4 & Fiscal 2019 Performance Highlights February 25, 2020

Safe Harbor Forward-Looking Statements This presentation contains forward-looking statements, including those related to Infinera’s expectations regarding its business model, market opportunities and customers; its ability to grow faster than the market; its expectations regarding the timing of its new products being available in the market; its ability to win new customers; and its financial outlook for the first quarter of 2020, including the projected impact of the coronavirus for the first quarter of 2020. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements made about future market and financial performance; statements regarding future products or technology as well as the timing to market of any such products or technology; any statements about historical results that may suggest trends for our business; and any statements of assumptions underlying any of the items mentioned. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; the effects of the coronavirus on the supply chain and our ability meet customer demand; Infinera’s ability to successfully integrate its enterprise resource planning system and other management systems; the diversion of management time on issues related to the integration and the implementation of its enterprise resource planning system; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions, including tariffs, on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 28, 2019 as filed with the SEC on November 12, 2019, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements set forth in this presentation. © 2020 Infinera. All rights reserved. 2

Fiscal 2019 Key Highlights INTEGRATION FINANCIAL CUSTOMERS INNOVATION Operational Non-GAAP 10 new Tier 1 Multi-Market, Integration Operating Scale Customer Industry-leading Completed Profitability in Q4 Wins Innovation Pipeline 2X Synergy Significant Strong Performance In ICE6/800G Commitment Bookings Growth Key Areas incl 2X+ YoY DRX Achievement & Backlog Build Groove Growth XR Optics © 2020 Infinera. All rights reserved. 3

Path to Target Business Model

2020	2021	2022
Continued **T1 Scale Customer** wins and growth Build on **DRX/XTM** success for **5G & DAA** Insert industry-leading 5th Gen Coherent **800G (ICE6)** Solution Drive **Operational** and **Working Capital Efficiency**	Improving profitability via **Increased Vertical Integration** across portfolio **Groove/ICE6** ramp-up: DCI, metro, long haul, submarine 5G & DAA solution ramp-up w/ **DRX & XTM** Launch transformative **XR Optics** Increase on-demand network **Automation & Transformation**	Achieve non-GAAP **Mid-40% GM** via vertical integration Continued network evolution to **5th Gen Coherent (800G)** **XR Optics** network transformation
MARGIN IMPACT 200-400 BPS	**MARGIN IMPACT 200-400 BPS**	**Non-GAAP GM: MID 40%** **Non-GAAP OI: 10%+**

Infinera

© 2020 Infinera. All rights reserved.

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Q4’19 Comparison NON-GAAP Q4’2018 Q4’2019 DELTA (in $ Millions except EPS) SIGNIFICANT YEAR-OVER-YEAR PROGRESS REVENUE $336.6 $386.5 $49.9 Higher margins on higher revenue and lower cost Growth % 15% structure, driven by synergies GROSS MARGIN % 31.8% 35.2% 3.4% Achieved non-GAAP operating profitability and OPEX $142.3 $127.3 ($15.0) EPS in Q4’19 OPERATING MARGIN % (10.5%) 2.3% 12.8% • 1280 basis point improvement in operating margin EPS ($0.25) $0.03 $0.28 • 28 cent improvement in EPS All financial figures are non-GAAP. See reconciliation of GAAP to non-GAAP on last page of slide deck © 2020 Infinera. All rights reserved. 5

Q4'19 Revenue By Region & Revenue by Vertical BY REGION BY VERTICAL 7% 10% 38% 39% 52% 30% 8% 15% North America EMEA APAC Other America Tier 1 ICP Cable Other Service Provider Totals may not foot to 100% due to rounding © 2020 Infinera. All rights reserved. 6

Fiscal 2019 Non-GAAP Financial Results

Non-GAAP in $ Thousands (except per share data)	Q1'2019	Q2'2019	Q3'2019	Q4'2019	Total 2019
Product	223,007	234,966	253,754	307,861	1,019,588
Services	72,605	71,914	73,892	78,597	297,008
Total revenue	295,612	306,880	327,646	386,458	1,316,596
Cost of product	154,735	176,009	184,957	212,336	728,037
Cost of services	36,652	36,732	34,336	37,991	145,711
Total cost of revenue	191,387	212,741	219,293	250,327	873,749
Gross profit	104,225	94,139	108,353	136,131	442,848
Gross Margin %	35.3%	30.7%	33.1%	35.2%	33.6%
Total operating expenses	139,356	131,754	126,907	127,304	525,322
Income (loss) from operations	(35,131)	(37,615)	(18,554)	8,827	(82,474)
Operating Margin %	-11.9%	-12.3%	-5.7%	2.3%	-6.3%
Total other income (expense), net	(5,479)	(548)	(9,476)	(1,319)	(16,822)
Income (loss) before income taxes	(40,610)	(38,163)	(28,030)	7,508	(99,296)
Provision for (benefit from) income taxes	619	3,855	2,421	1,105	8,000
Net income (loss)	(41,229)	(34,308)	(30,451)	6,403	(107,296)
EPS*	(0.23)	(0.24)	(0.17)	0.03	(0.60)

Revenue growth over course of year

Improvement in gross margin and operating margin in 2nd half of FY19

Non-GAAP operating profitability and positive EPS achieved in Q4

** For EPS: Net loss quarters calculated on basic shares and net income quarters calculated on diluted shares; Full Year is net loss and thus calculated using basic shares*

All financial figures are non-GAAP. See reconciliation of GAAP to non-GAAP on last page of slide deck

Infinera

© 2020 Infinera. All rights reserved.

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Q1’20 Outlook NON-GAAP Q1’20 OUTLOOK REVENUE $315 Million - $335 Million Down sequentially based on seasonality REVENUE Growth %* +10% vs Q1’19; (16%) vs Q4’19 and projected $15M coronavirus impact GROSS MARGIN % 31% - 34% GROSS Impacted by initial low margin footprint MARGIN and supply chain impact of coronavirus risk OPEX $128 Million - $132 Million OPERATING MARGIN % (8%) +/- 200 bps OPEX R&D investments in innovation pipeline EPS ($0.21) – ($0.15) per share * Growth % at midpoint of Q1’20 guidance compared to actuals of prior periods All financial figures are non-GAAP. See reconciliation of GAAP to non-GAAP on last page of slide deck © 2020 Infinera. All rights reserved. 8

GAAP to Non-GAAP Reconciliation

(in millions, except percentages and per share data)	Q4'18 Actual	Q4'19 Actual	FY'19 Actuals	Q1'20 Outlook
Reconciliation of Revenue:				
U.S. GAAP as reported	**$ 332.1**	**$ 384.6**	**$ 1,298.9**	**323**
Acquisition-related deferred revenue adjustment	$ 4.6	$ 1.9	$ 17.7	2
Non-GAAP as adjusted	**$ 336.6**	**$ 386.5**	**$ 1,316.6**	**$ 325**
Reconciliation of Gross Margin:				
U.S. GAAP	**25.4%**	**29.0%**	**25.1%**	**29%**
Stock-based compensation	0.5%	0.5%	0.5%	0%
Amortization of acquired intangible assets	3.2%	2.2%	2.5%	2%
Acquisition and integration costs	0.0%	1.9%	2.2%	0%
Acquisition-related deferred revenue adjustment	1.6%	0.5%	1.2%	1%
Restructuring and related	1.0%	1.2%	2.1%	0.5%
Non-GAAP	**31.8%**	**35.2%**	**33.6%**	**32.5%**
Reconciliation of Operating Expenses:				
U.S. GAAP	**$ 198.7**	**$ 172.3**	**$ 676.2**	**$ 153**
Stock-based compensation	$ (7.4)	$ (9.3)	$ (36.3)	$ (9)
Amortization of acquired intangible assets	$ (24.7)	$ (6.6)	$ (27.3)	$ (5)
Acquisition and integration costs	$ (13.5)	$ (11.0)	$ (42.3)	$ (7)
Restructuring and related	$ (10.8)	$ (18.0)	$ (45.0)	$ (2)
Non-GAAP	**$ 142.3**	**$ 127.4**	**$ 525.3**	**$ 130**

(in millions, except percentages and per share data)	Q4'18 Actual	Q4'19 Actual	FY'19 Actuals	Q1'20 Outlook
Reconciliation of Operating margin:				
U.S. GAAP	**(34.4%)**	**(15.8%)**	**(27.0%)**	**-18%**
Acquisition-related deferred revenue adjustment	2.9%	0.5%	0.6%	1%
Stock-based compensation	2.7%	2.9%	3.3%	3%
Amortization of acquired intangible assets	10.0%	3.9%	4.6%	3%
Acquisition and integration costs	4.1%	4.7%	5.4%	2%
Restructuring and related	4.0%	6.1%	6.4%	1%
Litigation charges			0.3%	0%
Non-GAAP	**(10.5%)**	**2.3%**	**(6.3%)**	**-8%**
Net Loss per Common Share:				
U.S. GAAP	**$ (0.76)**	**$ (0.37)**	**$ (2.16)**	**$ (0.38)**
Acquisition-related deferred revenue adjustment	$ 0.09	$ 0.01	$ 0.04	$ 0.01
Stock-based compensation	$ 0.05	$ 0.09	$ 0.27	$ 0.05
Amortization of acquired intangible assets	$ 0.22	$ 0.08	$ 0.38	$ 0.07
Acquisition and integration costs	$ 0.08	$ 0.10	$ 0.40	$ 0.04
Restructuring and related	$ 0.08	$ 0.12	$ 0.40	$ 0.01
Litigation charges		$ 0.00	$ 0.02	
Amortization of debt discount		$ 0.03	$ 0.03	$ 0.02
Gain/Loss on non-marketable equity investment			$ 0.01	
SLA			$ 0.05	
Tax effects		(0.01)	$ (0.01)	$ -
Non-GAAP	**$ (0.25)**	**$ 0.03**	**$ (0.60)**	**$ (0.18)**

Notes:

1. Totals may not foot due to rounding
2. Amounts for Q1'20 Outlook represent the midpoint of the expected range
3. For a complete reconciliation of GAAP to non-GAAP results, please refer to our earnings release published on February 25, 2020

Infinera
© 2020 Infinera. All rights reserved.
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